Exhibit 99.1

Heinz Completes Acquisition of Foodstar, a Leading Brand Name Producer of Soy Sauces and Fermented Bean Curd, to Accelerate Growth in China

PITTSBURGH--(BUSINESS WIRE)--November 4, 2010--H.J. Heinz Company (NYSE:HNZ) announced today that it has completed its acquisition of Foodstar, a leading manufacturer of premium branded soy sauces and fermented bean curd in China, from Transpac Industrial Holdings Ltd., a private equity holding company, and various Transpac Funds. The purchase price consists of a cash payment of $165 million and a potential earn-out payment in 2014 based on the performance of the business.

Commenting today on the transaction, Heinz Chairman, President and CEO William R. Johnson said: “The acquisition of Foodstar gives Heinz a solid growth platform in China’s rapidly expanding $2 billion plus retail soy sauce market. It also accelerates our growth in China, a key Emerging Market where Heinz is already well-positioned with our growing infant nutrition business and Long Fong, a leading brand of frozen dim sum.”

Mr. Johnson added: “Foodstar’s excellent brands are well-positioned in southern China and are a natural fit with Heinz’s core capabilities in sauces. Our goal is to drive the growth of these popular brands by leveraging our Company’s global scale and expertise in innovation, marketing, sales and distribution in China.”

Heinz first announced the Foodstar agreement on June 21, 2010. The acquisition of Guangzhou-based Foodstar includes four manufacturing sites with 2,500 employees in China and a fifth manufacturing facility that is under construction in Shanghai. Heinz expects the acquisition to boost its annual sales in China to about $300 million in the first full year.

Foodstar’s Master Weijixian premium soy sauce brand is a leader in Weijixian soy sauce in the southern region of China. Foodstar’s Guanghe fermented bean curd, a popular flavor enhancer that is used in cooking and on food, is also a strong brand in the region.

Through the acquisition, Heinz gains a share of a retail soy sauce market in China that is growing at a dynamic rate of 7% to 8% a year. Foodstar’s Master brand is a strong brand in the Weijixian soy sauce segment, which has been growing at an even higher rate than the total soy sauce category in China.

Heinz already produces ABC®, a leading brand of soy sauces in Indonesia, another key Emerging Market for the Company, and it sells other soy sauces like Amoy® in multiple markets around the world.

Heinz will discuss the acquisition of Foodstar as part of its second quarter earnings conference call on November 19.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, competition from lower-priced private label brands,
  increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers, currency valuations and devaluations and interest rate fluctuations, changes in credit ratings, leverage, and economic conditions and the impact of these factors on the cost of borrowing and access to capital markets, our ability to effectuate our strategy, which includes our continued evaluation of potential acquisition opportunities, including strategic acquisitions, joint ventures, divestitures and other initiatives, including our ability to identify, finance and complete these initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow and the risk of doing business in international markets, including our emerging markets, economic or political instability in those markets, and the performance of business in hyperinflationary environments, such as Venezuela, and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, the ability to implement new information systems and potential disruptions due to failures in information technology systems, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2010 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048